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                                                                     EXHIBIT 4.3

                                    FORM OF

                   1997 LEEDS FAMILY STOCKHOLDERS' AGREEMENT



         THIS AGREEMENT ("Agreement"), made and entered into as of the 30th day of June, 1997, by and among CMP MEDIA INC., a Delaware corporation (hereinafter referred to as the "Company"), with principal offices at 600 Community Drive, Manhasset, New York 11030; and GERARD G. LEEDS ("Gerry"), LILO J. LEEDS ("Lilo"), MICHAEL S. LEEDS ("Michael"), RICHARD A. LEEDS ("Richard"), DANIEL
H. LEEDS ("Dan"), GREG JOBIN- LEEDS ("Greg") and JENNIFER LEEDS ("Jennifer") (sometimes hereinafter referred to individually as a "Stockholder" and collectively as the "Stockholders", and Michael, Richard, Dan, Greg and Jennifer sometimes hereinafter referred to individually as a "Sibling Stockholder" and collectively as the "Sibling Stockholders").

PREAMBLE

         One of the guiding objectives of Gerry and Lilo, co-founders of the Company, is to establish an arrangement which will foster harmony among the Stockholders, permit them to realize their business and charitable objectives, and ensure continuity of control and management of the Company in a manner which permits the Company to grow and prosper, recognizing the obligations and responsibilities of the Stockholders and the Company to the customers and employees of the Company, the communities in which the Company operates, and all its stockholders. It is the parties' hope and expectation that the voting arrangements, the provisions affecting the nomination and selection of the Company's Board of Directors (the "Board") and the provisions relating to the transfer of the Company's Common Stock as set forth in this Agreement will provide a framework which permits the realization of these objectives in a fair and equitable manner and consistent with the historic values and principles of the Company. There may well be situations which arise in the future, the solution of which is not specifically detailed or provided for in this Agreement. In these situations, it is the parties' hope and expectation that these matters will be resolved with affection, goodwill, respect and sensitivity, so as to achieve and secure to each of the parties hereto the benefits contemplated by this Agreement.


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W I T N E S S E T H:

         WHEREAS, the Company currently has three (3) classes of authorized Common Stock (the "Common Stock") consisting of two (2) classes of voting Common Stock, namely Class A Common Stock ("Class A Common Stock") and Class B Common Stock ("Class B Common Stock"), and one (1) class of non-voting Common Stock, namely Class C Common Stock ("Class C Common Stock"); and

         WHEREAS, the rights of the holders of shares of Class A Common Stock and the holders of shares of Class B Common Stock are identical, except that the holders of the Class A Common Stock are entitled to one (1) vote per share on all matters submitted to a vote of stockholders, the holders of the Class B Common Stock are entitled to ten (10) votes per share on all matters submitted to a vote of stockholders, and the Class B Common Stock, may in circumstances set forth in the Company's Certificate of Incorporation, as amended, and/or restated, or in this Agreement be converted into or exchanged for Class A Common Stock on a share-for-share basis; and

         WHEREAS, the holders of the Class C Common Stock are not entitled to vote; and

         WHEREAS, the Stockholders entered into a Shareholders' Agreement as of the 30th day of June 1991 with respect to their shares of common stock of CMP Publications, Inc. and affiliated entities, the predecessor-in-interest to the Company (the "1991 Leeds Family Shareholders' Agreement"); and

         WHEREAS, on February 28, 1997 each of the Stockholders received shares of Class C Common Stock as a stock dividend on their shares of Class A Common Stock and Class B Common Stock, which shares of Class C Common Stock (the "Class C Shares") may, under certain circumstances, be exchanged for shares of the class of Common Stock upon which they were declared as a dividend; and

         WHEREAS, the Stockholders entered into a Stockholders' Agreement as of the 28th day of February 1997 with respect to the Class C Shares and the shares of Common Stock to be received upon the exchange of the Class C Shares (the "1997 Stockholders' Agreement"); and

         WHEREAS, the Company has determined to initiate a public offering of certain shares of the Class A Common Stock (an "IPO") and, to that end, has filed with the Securities and Exchange Commission (the "SEC") a Registration Statement under the Securities Act of 1933 (the "1933 Act"); and






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         WHEREAS, prior to the date on which the SEC declares the Company's
Registration Statement effective (the "Effective Date"), each Class C Share which was received by a Stockholder as a stock dividend with respect to a share of Class A Common Stock will be exchanged for a single share of Class A Common Stock, and each Class C Share which was received by a Stockholder as a stock dividend with respect to a share of Class B Common Stock will be exchanged for a single share of Class B Common Stock; and

         WHEREAS, the Stockholders and certain trusts for the benefit of certain of their issue currently own all of the issued and outstanding shares of the Class B Common Stock (the "Class B Shares") and substantially all of the issued and outstanding shares of the Class A Common Stock and the Class C Common Stock, as set forth in Exhibit A annexed hereto; and

         WHEREAS, the parties deem it in the best interest of the Company and each of them to agree to certain provisions governing the future transfer, exchange and voting of shares of the Common Stock by the Stockholders and by any and all other persons and entities which may hereafter hold any of the Class B Shares from time to time (the Stockholders and such other persons and entities, collectively, the "Class B Stockholders"); and

         WHEREAS, the parties desire that, as of the Effective Date of the IPO, the terms, provisions, conditions and restrictions set forth in the 1991 Leeds Family Shareholders' Agreement and the 1997 Stockholders' Agreement be superseded and replaced in their entirety by, and that all of the Class B Shares be subject to, the terms, conditions, provisions and restrictions of this Agreement.

         NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties, the parties hereto do hereby covenant, agree, represent and warrant as follows:

ARTICLE I

TRANSFER AND SALE OF CLASS B SHARES
TO PERMITTED TRANSFEREES AND QUALIFIED PRIVATE FOUNDATIONS

         Section 1.1. General Restriction on Transfer. No Stockholder shall, voluntarily or involuntarily, by operation of law or otherwise, transfer, sell, mortgage, pledge, hypothecate, assign as security, grant or permit to exist or continue a security interest in, or in any way transfer by gift, will, trust or intestate succession, any of his or her Class B Shares or any






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interest therein, or attempt or purport to do any of the aforementioned acts, except to a Permitted Transferee or Qualified Private Foundation as defined in
Section 1.2, or except as otherwise specifically provided for in this Agreement. Any attempt by a Stockholder to do any of the aforementioned acts or otherwise to alienate or dispose of any Class B Shares, except as provided for and in accordance with this Agreement, shall be null and void.

         Section 1.2.     Permitted Transferees and Qualified Private
Foundations.

         (a) "Permitted Transferee" shall mean the spouse of any Stockholder, any issue, parent or sibling of such Stockholder, any issue of such sibling, any Stockholder's former spouse who is the parent of such Stockholder's issue or any entity (e.g., a trust (including a charitable trust), corporation or partnership) in which such Stockholder and/or any Permitted Transferees either individually or collectively have the majority voting interest and of which, in the case of a trust or similar entity, substantially all the beneficiaries are any of the aforesaid persons, including a charity; in the case of a corporation or similar entity, substantially all the stockholders are any of the aforesaid persons, including a charity; and in the case of a partnership or similar entity, substantially all the partners are any of the aforesaid persons, including a charity.

         (b) "Qualified Private Foundation" of any person shall mean and include a duly organized charitable entity organized pursuant to Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), provided that (i) such person has caused such entity to be established, (ii) a majority of the initial and successor trustees, directors or managers, as the case may be, of such entity are either Stockholders and/or their Permitted Transferees, and (iii) any Class B Shares owned by such entity are voted by or at the direction of such trustees, directors, or managers, as the case may be.

         (c) Before a Stockholder transfers any Class B Shares to a Permitted Transferee or Qualified Private Foundation, and before any Permitted Transferee or Qualified Private Foundation transfers any Class B Shares to a Permitted Transferee or Qualified Private Foundation, such transferring Stockholder, Permitted Transferee or Qualified Private Foundation, as the case may be, shall give the Company written notice of such intended transfer. Any receiving Permitted Transferee or Qualified Private Foundation, shall, to the extent of the Class B Shares transferred, succeed to all the rights and obligations of the transferor under this Agreement and shall receive and hold the transferred Class B Shares subject to, and shall become bound by, all the terms and conditions hereof; provided that, as a condition precedent to a Permitted Transferee or Qualified Private Foundation exercising any rights under this Agreement and to the Company's obligation to change its records to reflect the record ownership of such Class B Shares in the name of such Permitted Transferee






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or Qualified Private Foundation, such Permitted Transferee or Qualified Private
Foundation, if not already a party to this Agreement, shall agree in writing to be bound by all the terms and conditions hereof and shall execute such documents and instruments, including confidentiality and non-competition agreements, as may reasonably be required by legal counsel to the Company. Thereafter, there shall be no further transfer of such Class B Shares except by such Permitted Transferee or Qualified Private Foundation to another Permitted Transferee or Qualified Private Foundation, in accordance with the terms and conditions of this Agreement.

         (d) No Class B Stockholder may sell in a private transaction any of his, her or its Class B Shares to any Class B Stockholder who is not a member of the seller's Family (as hereinafter defined) without first offering to sell such Class B Shares to all of the Class B Stockholders upon the same terms and conditions. For the purpose of such offer, a Sibling Stockholder, each member of his or her Family who is a Class B Stockholder and each Qualified Private Foundation of such Sibling Stockholder and/or of any member of his or her Family who is a Class B Stockholder (collectively, a "Sibling Stockholder's Group") shall be aggregated, and each Sibling Stockholder's Group shall be entitled, as a group, to purchase the same number of such Class B Shares as each other Sibling Stockholder's Group, or as the purchasing parties may otherwise unanimously agree; provided, however, that if a Sibling Stockholder's Group has not purchased all of the Class B Shares to which it was entitled under any prior offer or offers made by a Class B Stockholder pursuant to this paragraph, or if a Sibling Stockholder's Group has previously sold or transferred any of its Class B Shares to persons or entities that are not members of such Sibling Stockholder's Group, then any such Sibling Stockholder Groups shall be entitled in any subsequent offering by Class B Stockholders hereunder to purchase all or such greater percentage of the offered Class B Shares so as to permit such Sibling Stockholder's Group to achieve parity with the other Sibling Stockholder's Group, based on the total number of Class B Shares then held by each Sibling Stockholder's Group. For all purposes of this Agreement, "Family" shall mean a Sibling Stockholder, the spouse and any issue of such Sibling Stockholder and any entity in which such Sibling Stockholder and/or his or her spouse and/or any of his or her issue, either individually or collectively, have the majority voting interest and of which, in the case of a trust or similar entity, substantially all the beneficiaries are any of the aforesaid persons, including a charity; in the case of a corporation or similar entity, substantially all the stockholders are any of the aforesaid persons, including a charity; and in the case of a partnership or similar entity, substantially all the partners are any of the aforesaid persons, including a charity.

         (e) The parties agree and understand that the provisions of subparagraph (d) above do not require a Sibling Stockholder, his or her Family, or Qualified Private Foundation to






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first offer for sale any of the Class B Shares which they then own to any other
Stockholder, his or her Family, or Qualified Private Foundation, if such persons or entities determine to (i) convert their Class B Shares into shares of Class A Common Stock and sell such shares to persons or entities through a registration statement or customary brokerage transactions, or (ii) gift, devise or bequeath their Class B Shares to a Permitted Transferee, Qualified Private Foundation or (after conversion to shares of Class A Common Stock) a public charity.

         (f) Subject to the other provisions of this Agreement, Gerry and Lilo shall be entitled to transfer their shares of the Common Stock to their respective Qualified Private Foundations to the maximum extent permitted under the Internal Revenue Code. To the extent that, after such transfers, other Class B Stockholders may be permitted under the Internal Revenue Code to transfer additional shares of the Common Stock to their Qualified Private Foundations, each Sibling Stockholder's Family shall be entitled, as a group, to transfer the same number of shares of the Common Stock to Qualified Private Foundations as each other Sibling Stockholder's Family, unless the transferring parties otherwise unanimously agree.

ARTICLE II
OTHER TRANSFERS AND SALES OF SHARES
IN PRIVATE TRANSACTIONS


         Section 2.1.  Right of First Offer.

         (a) In the event that any Class B Stockholder wishes to sell, transfer or dispose of shares of his, her or its Class B Shares in a private transaction other than to a Permitted Transferee or Qualified Private Foundation as provided in Article I, such Class B Stockholder (the "Selling Stockholder") shall first give all the other Class B Stockholders other than Gerry and Lilo (the "Remaining Stockholders") a notice setting forth an offer to sell such Class B Shares to the Remaining Stockholders and specifying the purchase price therefor and any other terms or conditions of such sale. As among the Remaining Stockholders, each Sibling Stockholder's Group shall be entitled, as a group, to purchase the same number of such Class B Shares as each other Sibling Shareholder's Group or as the Remaining Stockholders may otherwise unanimously agree. The Remaining Stockholders shall promptly determine among themselves, in accordance with the preceding sentence, which of them shall exercise their rights to purchase such shares and in what proportion and, within forty-five (45) days after such notice from the Selling Stockholder offering to sell them such shares is given, shall give the Selling Stockholder notice of which of the






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Remaining Stockholders will purchase the offered shares, the number of shares to be purchased by each and the place, date and time for the closing of the purchase and sale of such shares, which date shall be not more than ninety (90) days after the date the notice from the Selling Stockholder was duly given.

         (b) If, within forty-five (45) days after such notice from the Selling Stockholder is given, the Remaining Stockholders have not given the Selling Stockholder notice that some or all of them will purchase all of the Class B Shares offered by the Selling Stockholder, the Selling Stockholder shall give the Company notice setting forth an offer to sell, at the same purchase price and upon the same terms and conditions, such portion of the Class B Shares as the Remaining Stockholders have not agreed to purchase. The Board shall promptly consider such offer and, within fifteen (15) days after such notice from the Selling Stockholder is given, shall give the Selling Stockholder notice of the extent, if any, to which the Company shall accept such offer and the place, date and time for the closing of the purchase and sale of such Class B Shares, which date shall be not more than thirty (30) days after the date the notice from the Selling Stockholder was duly given. If the Selling Stockholder is then a member of the Board, the Selling Stockholder shall not be entitled to vote on such matter.

         (c) If the Remaining Stockholders and Company do not agree to purchase any or all of the shares offered by the Selling Stockholder, then and in that event the Selling Stockholder shall have ninety (90) days to effect a bona fide sale of such shares to a third party purchaser (a "Third Party Purchaser"), subject to the provisions of Section 2.3, Section 2.4, and Section
2.7 at a price and upon terms no more favorable to such Third Party Purchaser than those offered to the Remaining Stockholders and Company. In the event the Selling Stockholder fails to sell shares hereunder to a Third Party Purchaser within such 90-day period, such shares shall again become subject to the terms and conditions of this Section 2.1.

         Section 2.2. Right of First Refusal. In the event that a Class B Stockholder at any time receives a bona fide offer from a Third Party Purchaser to purchase shares of the Common Stock, and desires to accept such offer, then and in that event such Class B Stockholder shall promptly give the Remaining Stockholders and Company a notice containing a true and complete copy of such offer and detailing all the material terms thereof, written and unwritten, including the identity of such Third Party Purchaser and the identity of all persons who, to the best knowledge of such Class B Stockholder, directly or indirectly control such Third Party Purchaser, together with any related letters of intent, contracts for sale and exhibits thereto. If, within forty-five (45) days after all such required documentation has been given to the Remaining Stockholders and the Company, the Remaining






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Stockholders and Company have not given such Class B Stockholder notice that it and/or they will purchase such shares upon substantially the same terms, then and in that event such Class B Stockholder shall have ninety (90) days to effect a bona fide sale of his, her or its shares to such Third Party Purchaser in accordance with such offer. In connection with such third-party offer, the Class B Stockholders shall have the first right to acquire the offered shares in accordance with the procedures set forth in Section 2.1, with the Company having the right to acquire any of such shares of Common Stock not purchased by the Class B Stockholders. In the event such Class B Stockholder fails to sell such shares to such Third Party Purchaser within such 90-day period, such shares shall again become subject to the terms and conditions of this Section 2.2.

         Section 2.3. Sales to Competitors. Notwithstanding anything to the contrary herein contained, no Class B Stockholder shall sell, transfer or convey any shares of the Common Stock to a competitor of the Company in a private transaction without first obtaining the prior consent of Class B Stockholders who then hold eighty percent (80%) or more of the voting power of the Class B Shares (including for the purposes of such computation the Class B Shares which the selling Class B Stockholder, his or her Family and their Qualified Private Foundations are entitled to vote) and who include at least one (1) Sibling Stockholder who is a full-time senior executive employee of the Company (an "Employee Stockholder"), if there are at least two Employee Stockholders serving in such capacity at such time.

         Section 2.4. Sales to Non-Competitors. Notwithstanding anything to the contrary herein contained, no Class B Stockholder shall sell, transfer or convey shares of Common Stock to a non-competitor of the Company in a private transaction without first obtaining the prior consent of Class B Stockholders who then hold sixty-five percent (65%) or more of the voting power of the Class B Shares (excluding for the purposes of such computation the Class B Shares which the selling Class B Stockholder, his or her Family and their Qualified Private Foundations are entitled to vote); provided, however, that even without such consent (but subject to the provisions of Section 2.1, Section 2.2 and Section 2.7) any Class B Stockholder, his or her Family and their Qualified Private Foundations collectively may, during any twelve (12) month period, sell to non-competitors of the Company in private transactions shares of Common Stock having a fair market value, determined as of their date of sale, of up to one million dollars ($1,000,000).

         Section 2.5. Mergers and Other Reorganizations. In the event that certain of the Class B Stockholders determine to dispose of all or a portion of their shares of Common Stock in connection with a sale, tender, merger, consolidation or similar type of transaction, with the result that all of the Class B Stockholders as a group will no longer own securities representing more than 50% of the voting power of either the Company or its successor in






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interest, then and in that event, each Class B Stockholder shall have the right, but not the obligation, to dispose of a proportionate number of his, her or its shares of Common Stock in any such transaction on the same terms and conditions as the selling Class B Stockholders have determined to dispose of their Common Stock.

         Section 2.6. Conversion of Class B Shares to Class A Shares. If any shares to be sold or transferred by a Class B Stockholder under this Article II (other than to a Permitted Transferee or Qualified Private Foundation) are Class B Shares, then prior to such sale or transfer such Class B Stockholder shall take all such steps as may be necessary, appropriate or reasonably required by legal counsel to the Company to convert such Class B Shares into, and exchange them for, shares of Class A Common Stock ("Class A Shares"). In addition, at such time as the total number of shares of Class A Common Stock and Class B Common Stock owned by the Stockholders, their Permitted Transferees and Qualified Private Foundations is less than twenty percent (20%) of the aggregate number of shares of Class A Common Stock and Class B Common Stock then outstanding, all of the outstanding shares of Class B Common Stock automatically will be converted into shares of Class A Common Stock.

         Section 2.7. Limitations on Number of Shares Sold Per Year. Notwithstanding anything to the contrary herein contained, the right of any Class B Stockholder to sell shares of Common Stock under this Article II shall be subject to the following provisions:

         (a) Gerry and Lilo shall have the right to sell or transfer at any time as many of their shares of Common Stock as they may deem appropriate.

         (b) Each Sibling Stockholder's Group shall collectively have the right to sell or transfer in any calendar year such aggregate number of Class B Shares (and/or Class A Shares converted from Class B Shares) as shall equal ten percent (10%) of the number of Class B Shares owned by such Sibling Stockholder's Group on the effective date of this Agreement. Such right shall be cumulative, so that any of such Class B Shares and/or Class A Shares not sold by a Sibling Stockholder's Group in one year may be sold in subsequent years together with such number of Class B Shares and/or Class A Shares as such Sibling Stockholder's Group would in any case be entitled to sell in such subsequent years. Notwithstanding the foregoing, the total number of such Class B Shares and/or Class A Shares that a Sibling Stockholder's Group may sell in any single calendar year shall in no event exceed twenty percent (20%) of the number of Class B Shares owned by such Sibling Stockholder's Group on the effective date of this Agreement. The percentage limitations set forth in this paragraph (b) shall not be waived or modified except with the prior consent of Class B Stockholders then holding sixty-five percent (65%) or more of the voting power of






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the Class B Shares (excluding for the purposes of such computation the Class B
Shares which such Sibling Stockholder's Group is entitled to vote).

ARTICLE III
TRANSFER AND SALE OF CLASS A SHARES
ON THE PUBLIC MARKET

         Any Class B Stockholder who converts any of his, her or its Class B Shares into Class A Shares as permitted by the Company's Certificate of Incorporation, as amended or restated from time to time, may sell, transfer or convey such Class A Shares on the NASDAQ National Market or any other national exchange on which the Class A Common Stock is listed for trading, subject to the terms, conditions, provisions and restrictions set forth in this Article III.

         Section 3.1. Limitations on Number of Shares Sold Per Year. All sales on a public market of Class A Shares that have been converted from Class B Shares shall be aggregated with sales of Class B Shares for each year, and the limitations set forth in Section 2.7 shall apply to all such sales collectively.

         Section 3.2. Registration Rights. Commencing with the calendar year 1998, the Class B Stockholders shall have the right to require the Company to register their Class A Shares (after conversion from Class B Shares) for sale in a public offering under the 1933 Act (an "Offering"), subject to and in accordance with the following provisions:

         (a) Class B Stockholders, as provided in paragraph (c) below, may give the Company a notice requesting that it register a specified number of their converted Class A Shares, provided that (i) none of the Class B Stockholders requesting such registration (the "Requesting Stockholders") or any member of his or her Family is then engaged in competition with the Company as provided in Section 6.1 and (ii) if a Requesting Stockholder is anyone other than Gerry or Lilo, the Sibling Stockholder's Group of which such Requesting Stockholder is a member owns directly or indirectly fifty percent (50%) or more of the number of Class B Shares which such Sibling Stockholder's Group owned on the effective date of this Agreement. The Company, upon receipt of such notice (a "Requesting Notice"), shall promptly give all the other Class B Stockholders notice thereof, which notice shall disclose the identity of the Requesting Stockholders and the number of Class A Shares that they have requested the Company to register. Such other Class B Stockholders shall have fifteen (15) days after such notice is given by the Company in which to give the Company notice that they wish to participate in such registration and to sell Class A Shares in the Offering. Upon the expiration of such 15-day period, the Company shall determine






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if (x) the total number of Class A Shares which the Class B Stockholders collectively wish to sell in the Offering is equal to at least twenty-five percent (25%) of the number of Class B Shares which a Sibling Stockholder's Group owned on the date of this Agreement or (y) the fair market value of all such Class A Shares was not less than twenty million dollars ($20,000,000.00) on the date the Requesting Notice was given. If either of the preceding conditions is satisfied, the Company shall promptly take such steps as may be reasonable and necessary to proceed to a registration of such Class A Shares. If neither of the preceding conditions is satisfied, the Company shall so notify all Class B Stockholders and shall have no further obligation to proceed with a registration of Class A Shares pursuant to such Requesting Notice.

         (b) In connection with a registration of Class A Shares pursuant to paragraph (a) above, the Company shall use commercially reasonable efforts (i) to prepare and file with the SEC as soon as reasonably practicable a registration statement with respect to such Class A Shares (a "Registration Statement") and to cause such Registration Statement to promptly become and remain effective for a period of at least one-hundred twenty (120) days (or such shorter period during which the Class B Stockholders shall have sold all the Class A Shares which were registered); (ii) to register and qualify such Class A Shares under such applicable state securities laws as the selling Class B Stockholders may reasonably request for the distribution of such Class A Shares; and (iii) to take all such other actions as are reasonable and necessary to comply with the requirements of the 1933 Act and the regulations thereunder. The date on which such Registration Statement is to be filed and the number of Class A Shares of each Class B Stockholder which are to be included in such Registration Statement shall be determined by the Company after consulting with such managing underwriter or underwriters of the Offering as the Company selects. If the Company is advised in writing by the principal managing underwriter(s) of the Offering that the number of Class A Shares to be offered by the Class B Stockholders is greater than the number of Class A Shares which can be offered without adversely affecting the Offering, then the number of Class A Shares of each selling Class B Stockholder to be registered and included in the Offering shall be reduced proportionately or in such other manner as may be unanimously agreed upon by the selling Class B Stockholders. If the Company is advised in writing by the principal managing underwriter(s) of the Offering that the number of Class A Shares to be offered by the Class B Stockholders is less than the number of Class A Shares which can be offered without adversely affecting the Offering, then the Class B Stockholders shall have the right to increase the number of Class A Shares to be included in such Registration Statement proportionately or in such other manner as may be unanimously agreed to by the selling Class B Stockholders, and if in the opinion of such underwriter(s) additional Class A Shares may be offered, the Company shall have the right to register and include in the Offering on its own behalf such number of Class A Shares as such






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underwriters advise can be offered without adversely affecting the Offering of the Class B Stockholders.

         (c) The Company shall bear all the costs and expenses incurred in connection with three (3) registrations and Offerings made under paragraph (a) above within every consecutive ten (10) year period commencing with the calendar year 1998 (including all registration, filing, qualification, printer's, legal and accounting fees), except for underwriting commissions and discounts relating to the Class A Shares sold by Class B Stockholders in such Offerings, which commissions and discounts shall be the responsibility of such Class B Stockholders. Gerry, Lilo and their respective Qualified Private Foundations and Representatives shall be entitled collectively to initiate one
(1) of such three registrations; Michael, Dan and their respective Families, Qualified Private Foundations and Representatives shall be entitled collectively to initiate one (1) of such three registrations; and Richard, Greg, Jennifer and their respective Families, Qualified Private Foundations and Representatives shall be entitled collectively to initiate one (1) of such three registrations. If Gerry, Lilo and their respective Qualified Private Foundations and Representatives determine not to initiate one (1) of such three
(3) registrations, then and in that event such registration right shall first be deemed assigned to Richard, Greg, Jennifer and their respective Families, Qualified Private Foundations and Representatives, and if such persons and entities determine not to exercise such registration right, such registration right shall be deemed assigned to Michael, Dan and their respective Families, Qualified Private Foundations and Representatives. Further, the Company shall, subject to the conditions set forth in paragraphs (a) and (b) above, undertake more than three (3) such registrations and offerings within any such ten (10) year period, if Class B Stockholders then owning sixty-five percent (65%) or more of the voting power of the Class B Shares request such registrations and offerings, provided, however, that the Class B Stockholders making such request and/or participating in any such registrations and offerings shall bear all the costs and expenses incurred in connection with such additional registrations and offerings of such shares, and such costs and expenses shall be borne by the Class B Stockholders in proportion to the number of shares of Common Stock being offered by each of them, or as they otherwise unanimously determine.

         (d) Notwithstanding anything to the contrary contained herein, the Company shall not be required to file a Registration Statement under paragraph
(a) above within twelve (12) months after the consummation of an Offering initiated by the Company, nor more than one (1) Registration Statement within any two-year period, unless the request for registration is made by a Deceased Stockholder's Representative, in which case the Company shall use commercially reasonable efforts to register a sufficient number of Class A Shares of such Deceased Stockholder to (i) enable his or her estate to pay any and all federal estate and state






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
succession taxes, together with interest thereon, as well as any and all administrative costs and expenses, resulting from the inclusion (directly or indirectly) of shares of the Common Stock in such Deceased Stockholder's estate, as reasonably estimated and certified to the Company in writing by such Deceased Stockholder's Representative, and (ii) provide such Deceased Stockholder's estate reasonable liquidity; provided, however, that the Company shall not be required to register, or to use its commercially reasonable efforts to register, such Class A Shares of such Deceased Stockholder if Class B Stockholders then holding sixty-five percent (65%) or more of the voting power of the Class B Shares (excluding for the purposes of such computation any Class B Shares which such Deceased Stockholder's estate, Family and their Qualified Private Foundations are entitled to vote) determine in good faith that the Deceased Stockholder's estate has sufficient other marketable assets to pay such estate and succession taxes, interest and administrative costs and expenses, and provide reasonable liquidity for such Deceased Stockholder's estate after payment of such aforementioned taxes and expenses, or that the failure to effect such registration would not create an undue hardship on the Deceased Stockholder's estate by reason of the estate's ability to avail itself of the resale provisions of Rule 144 under the 1933 Act ("Rule 144") or otherwise.

         (e) In the event that the Company determines at any time while this Agreement is in effect to register any Class A Shares for its own or others' accounts in connection with an Offering (and not in connection with employee benefit plans or a transaction under Rule 145 of the 1933 Act), the Company shall promptly give the Class B Stockholders notice of such determination.
Upon written request of one or more of the Class B Stockholders made within fifteen (15) days after such notice is given, the Company will use commercially reasonable efforts to register and include in the Offering all of the Class A Shares which such Class B Stockholders (the "Piggy-Back Stockholders") have requested to be included. If the Company is advised in writing by the principal managing underwriter(s) of the Offering that the number of Class A Shares that the Piggy-Back Stockholders have requested to be included in the Offering is greater than the number of Class A Shares that can be included without adversely affecting the Offering, then the number of Class A Shares of each Piggy-Back Stockholder to be registered and included in such Offering shall be reduced proportionately or in such other manner as may be unanimously agreed upon by all the Piggy-Back Stockholders. The Company shall bear all the costs and expenses incurred in connection with any registrations and Offerings made under this paragraph (e) (including all registration, filing, qualification, printer's, legal and accounting fees), except for underwriting commissions and discounts relating to the Class A Shares sold by the Piggy-Back Stockholders in such Offerings, which commissions and discounts shall be the responsibility of the Piggy-Back Stockholders.

         (f) In connection with each Offering made pursuant to this Section, the Company and






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
the Class B Stockholders selling Class A Shares in such Offering shall enter into written agreements with the managing underwriter(s) of such Offering in such form and containing such provisions as are customary in the securities business for such an arrangement between underwriters and companies of the size and investment stature of the Company, including indemnification and contribution provisions.

         (g) The Company shall not be obligated to register Class A Shares (after conversion from Class B Shares) held by Class B Stockholders at any time when the resale provisions of Rule 144 are available to such Class B Stockholders without limitation as to volume.

         Section 3.3. Rule 144 Sales. Each of the Class B Stockholders shall consult with each other and keep each other and the Company informed with respect to any and all proposed sales and dispositions of his, her or its Common Stock in order that each Class B Stockholder will be able to comply with the provisions of Rule 144 and dispose of shares of Common Stock under the Rule 144 exemption in a fair and equitable manner to the effect that each such Class B Stockholder will be able to sell from time to time in the public market a portion of his, her or its Common Stock.

ARTICLE IV
ELECTION OF DIRECTORS; MATERIAL ACTIONS

         Section 4.1.  Election of Directors

         (a) Each of the parties to this Agreement shall vote all of the Class B Shares which such party is, or hereafter becomes, entitled to vote at any meeting of the stockholders of the Company, or shall consent in writing to action taken without a meeting of stockholders, so as to implement the following provisions with respect to the election of the Company's Directors.

                 (i) Each of Gerry and Lilo, if he or she so desires, shall be elected as a Director of the Company until the annual meeting of the Company's stockholders held in the year 2002.

                 (ii) Each Employee Stockholder, if he or she so desires, shall be elected as a Director of the Company for as long as he or she remains an Employee Stockholder, subject to the provisions of paragraph (b) below.

                 (iii) Each Sibling Stockholder who is not a full-time senior executive employee of the Company or any of its affiliates (a "Non-Employee Stockholder") may, if he or she so desires, be elected a Director of the Company commencing at the annual meeting of the Company's stockholders held in the year 2002, subject to the provisions of paragraph (b) below. Until such annual meeting of the Company's stockholders, the Non-

Employee Stockholders shall be elected as Directors on a rotating basis in accordance with the following schedule, except as provided below or as otherwise determined by a vote of Class B Stockholders then holding sixty percent (60%) or more of the voting power of the Class B Shares:

                          (A)  Jennifer, if she so desires, shall be elected a
Director at the annual meeting of the Company's stockholders held in the year 1998;

                          (B)  Greg, if he so desires, shall be elected to
succeed Jennifer as a Director at the annual meeting of the Company's stockholders held in the year 1999;

                          (C)  Richard, if he so desires, shall be elected to
succeed Greg as a Director at the annual meeting of the Company's stockholders held in the year 2000; and

                          (D)  Jennifer, if she so desires, shall be elected to
succeed Richard as a Director at the annual meeting of the Company's stockholders held in the year 2001.

                 (iv) At the annual meeting of stockholders of the Company held in the year 2002, Gerry and Lilo shall not be re-elected as Directors of the Company, and each of the Non-Employee Stockholders shall be elected as a Director, unless such Non-Employee Stockholder has given the other Stockholders and the Company notice of his or her desire not to be elected as a Director at such annual meeting of the Company's stockholders not less than ninety (90) calendar days in advance of the date of the Company's proxy statement released to stockholders in connection with the previous year's annual meeting of stockholders.

                 (v) If any Stockholder does not desire to serve as a Director for any year which, under this paragraph (a), he or she would otherwise be elected a Director, such Stockholder shall give the Company and the other Stockholders notice thereof not less than ninety (90) calendar days in advance of the date of the Company's proxy statement released to stockholders in connection with the previous year's annual meeting of stockholders.

                 (vi) Since the parties intend that commencing in the year 2002 all five (5) of the Sibling Stockholders will be eligible to serve as Directors, if prior to the year 2002 a Sibling Stockholder ceases to be an Employee Stockholder or Gerry or Lilo declines to serve as a Director, then and in such circumstances more than one Non-Employee Stockholder shall be eligible to serve as a Director in each such year prior to 2002. If a Sibling Stockholder declines or is otherwise not eligible to serve as a Director for any year of the rotation schedule set forth in subparagraph (iii) of this paragraph (a), the Sibling Stockholder scheduled to succeed such declining or ineligible Sibling Stockholder shall instead serve as a Director in such year, and the rotation schedule shall advance by one (1) year for all Sibling Stockholders. If an Employee Stockholder ceases to serve as a full-time senior executive employee of the Company, such Employee Stockholder shall thereafter participate as the last person in such rotation schedule of the Non-Employee Stockholders.

                 (vii) Any Sibling Stockholder who is participating on a rotation schedule may, if he or she desires, attend any and all meetings of the Board and receive any and all material made available to the Board during a period when he or she is not serving as a Director, unless such Sibling Stockholders' presence or receipt of material would be violative of law or deemed by the Board to be inappropriate under the circumstances.

         (b) For a Sibling Stockholder to be eligible to serve as a Director, each of the following conditions must be satisfied each time a Sibling Stockholder is elected or reelected to such position, and as long as he or she serves in such capacity.

                 (i) Such Sibling Stockholder's Group owns fifty percent (50%) or more of the number of the Class B Shares which such Sibling Stockholder's Group owned on the date of this Agreement, unless such condition is waived by Class B Stockholders then holding sixty percent (60%) or more of the voting power of the Class B Shares (excluding for the purposes of such computation the shares of Class B Common Stock which such Sibling Stockholder's Group are entitled to vote).

                 (ii) Neither such Sibling Stockholder nor his or her spouse, nor any of his or her issue who share the same home as such Sibling Stockholder, is engaged in competition with the Company within the meaning of
Section 6.1, unless such condition is waived as provided for in Section 6.2.

                 (iii) Such Sibling Stockholder is not otherwise legally prohibited from serving in such capacity.

         (c) If an eligible Sibling Stockholder decides not to serve as a Director, or if a Sibling Stockholder dies or becomes incapacitated or is otherwise unable to serve as a Director, then such Sibling Stockholder or his or her Representative, as the case may be, may designate his or her spouse or one of his or her surviving issue as a successor Director. If no such designation is made, such Sibling Stockholder's spouse, if then qualified, shall be entitled to serve as a Director, or if such spouse is not qualified, or if qualified subsequently dies, resigns, or becomes incapacitated, then such spouse shall be succeeded by such Sibling Stockholder's issue who are then age twenty-seven (27) or older; and provided further that if more than one issue of such Sibling Stockholder is then age twenty-seven (27) or older, or subsequently becomes age twenty-seven (27), then each such issue shall be entitled to serve as a Director on a rotating basis for terms of two (2) consecutive years each, beginning with the eldest and continuing in descending order of age. An above-described person shall be eligible to serve as a successor Director in such Sibling Stockholder's place and stead, and each of the Class B Stockholders shall vote all of his, her or its Class B Shares so as to elect such person as a successor Director, provided that the following conditions are satisfied each time such person is elected as a Director and as long as such person serves in such capacity:

                 (i) such Sibling Stockholder's Group (and his or her estate if such Sibling Stockholder is deceased) owns fifty percent (50%) or more of the number of the Class B Shares which such Sibling Stockholder's Group owned on the date of this Agreement, unless such condition is waived by Class B Stockholders then holding sixty percent (60%) or more of the voting power of the Class B Shares, excluding for the purposes of such computation the Class B Shares which such Sibling Stockholder's Group (and his or her estate if such Sibling Stockholder is deceased) is entitled to vote.

                 (ii) neither such successor Director nor his or her spouse, nor any of his or her issue who share the same home as such successor Director, is engaged in competition with the Company within the meaning of
Section 6.1, unless such condition is waived as provided for in Section 6.2.

                 (iii)    such successor Director has attained age 27;

                 (iv) such successor Director is not otherwise legally prohibited from serving in such capacity; and

                 (v) the election of such successor Director has received the prior consent of Class B Stockholders then holding sixty percent (60%) or more of the voting power of the Class B Shares, excluding for the purposes of such computation the Class B Shares which such Sibling Stockholder's Group (and his or her estate if such Sibling Stockholder is deceased) is entitled to vote.

         (d) The Class B Stockholders may recommend candidates for nomination as Directors who are neither Stockholders nor spouses or issue of Stockholders ("Independent Directors") and, provided that the nomination of any such candidate has received the prior consent of Class B Stockholders who then hold sixty-six percent (66%) or more of the voting power of the Class B Shares and who include at least one (1) Employee Stockholder, if there is an Employee Stockholder at such time. Each Class B Stockholder shall use his or her best efforts to cause the Board to nominate such candidate, and each of the Class B Stockholders, their Families and Qualified Private Foundations shall vote all of his, her or its Class B Shares so as to elect such candidate as a Director. Each Class B Stockholder shall use his or her best efforts to cause the Board to nominate such number of Independent Directors as is necessary to permit the Class A Common Stock to comply with the requirements of the NASDAQ National Market or such other national exchange as the Board may from time to time determine, or as may otherwise be required by law. Nothing herein is intended or shall be construed to limit or infringe upon the power of the Board or a duly constituted committee thereof to nominate candidates for election as Directors.

         Section 4.2.     Material Actions.

         (a) A material action ("Material Action") shall mean and include any action, matter or transaction which requires stockholder approval under the laws of the state of incorporation of the Company and which is similar or related to the following types of actions, matters and transactions:

                 (i)      a reorganization or recapitalization of the Company;

                 (ii) the sale, merger, or liquidation of the Company or the sale of substantially all its assets;

                 (iii) the sale or issuance of securities (either debt or equity) by the Company, either in a private placement or public offering;

                 (iv) the adoption of any Company compensation plan required to be submitted to security holder action; and

                 (v) the amendment or the restatement of the Company's Certificate of Incorporation.

         (b) No Class B Stockholder shall vote any of his, her or its Class B Shares in favor of a Material Action at any meeting of the stockholders of the Company, or consent in writing to the taking of any Material Action without a meeting of stockholders, unless Class B Stockholders who then hold sixty-five percent (65%) or more of the voting power of the Class B Shares, and who include at least one Employee Stockholder, if there are at least two Employee Stockholders at such time, and one Non-Employee Stockholder (if there be such Non-Employee Stockholder) who owns, or whose Sibling Stockholders' Group collectively owns at least twenty-five percent (25%) of the number of Class B Shares that such Sibling Stockholders' Group owned on the date of this Agreement, shall have given their prior consent to such Material Action.

         (c) With respect to non-material actions, matters or transactions which require a vote of the stockholders of the Company, including the selection of the Company's independent accountants, each person or entity owning shares of Common Stock shall be free to vote his, her or its shares as they deem appropriate in the circumstances.

ARTICLE V
INTRA-FAMILY VOTING OF SHARES

         Section 5.1.  Procedure for Family Voting.
With respect to any action, matter or transaction which, under this Agreement, cannot be taken without the prior consent or determination of Class B Stockholders then holding a specified percentage of the voting power of the Class B Shares, such Class B Stockholders shall take a vote on such action, matter or transaction (a "Family Vote") in accordance with the following procedure, unless such Class B Stockholders unanimously otherwise agree:

         (a) Any Class B Stockholder entitled to vote any Class B Shares may initiate a Family Vote by giving a notice to each of the other Class B Stockholders entitled to vote Class B Shares specifying the action, matter or transaction desired to be taken, the provision of this

Agreement pursuant to which the prior consent or determination of such Class B Stockholders is sought and the date by which the Class B Stockholders shall vote their shares (the "Response Date"). The Response Date shall not be less than thirty (30) days or more than forty-five (45) days after the initiating notice is given, unless a shorter time for response is reasonable under the circumstances by virtue of the matter, action or transaction to be voted upon.

         (b) Each of the Class B Stockholders entitled to vote may cast his, her or its vote on such action by giving a notice to all the other Class B Stockholders entitled to vote, indicating whether such Class B Stockholder votes for or against such action or abstains from voting on such action. The failure of a Class B Stockholder to give such a notice on or before the Response Date shall be deemed an abstention by such Class B Stockholder from voting on such action. If a Class B Stockholder timely votes on any action, matter or transaction, such vote shall be counted even if, as a result of faulty technical transmission or other cause beyond the reasonable control of such Class B Stockholder, a minority of the other Class B Stockholders did not duly receive notice of such vote.

         (c) In computing whether the requisite percentage of the voting power of the Class B Shares has been secured with respect to any action, matter or transaction requiring the prior consent or determination of Class B Stockholders then holding such percentage, only votes cast for or against such action shall be counted. If a Class B Stockholder entitled to vote Class B Shares abstains from voting or otherwise fails to vote them, such Class B Shares shall be excluded from the computation of the requisite percentage as if such Class B Shares were not issued and outstanding.

         Section 5.2. Votes Per Share. For the purpose of all Family Votes, each Class B Stockholder entitled to vote shall have ten (10) votes per Class B Share except as follows:

         (a) If and when the members of any Sibling Stockholder's Group collectively acquire voting power over a greater number of Class B Shares than the number of Class B Shares held by such Sibling Stockholder's Group on the effective date of this Agreement, then such excess number of Class B Shares shall be excluded from the computation of voting power in all Family Votes as if such Class B Shares were not issued and outstanding, and the members of such Sibling Stockholder's Group shall not vote such excess number of Class B Shares at any meeting of the stockholders of the Company or in any written consent of such stockholders. The intent of this provision is to preserve, on an equitable basis, the equality of voting rights among the Sibling Stockholders, and it shall apply to Class B Shares acquired by Class B Stockholders in the future by any means whatsoever (whether by purchase, gift, inheritance or otherwise). This limitation on voting rights shall not apply to

Class B Shares acquired by a Sibling Stockholder's Group at a time when such Sibling Stockholder's Group holds voting power over fewer shares than such Sibling Stockholder's Group held on the effective date of this Agreement (whether by reason of sale, gift, testamentary disposition or otherwise).

         (b) The following provisions shall apply in the event a Stockholder competes with the Company:

                 (i) In the event that a Stockholder, the spouse of such Stockholder or any of their issue sharing the same home as such Stockholder competes with the Company within the meaning of Section 6.1 and provided that the exceptions set forth in Section 6.2 are not applicable to the person competing (the "Competitor"), then and in that event none of such persons or their Qualified Private Foundations shall be entitled to participate in any Family Vote and any Class B Shares that they would otherwise be entitled to vote shall be excluded from the computation of voting power in all Family Votes as if such Class B Shares were not issued and outstanding, until such time as none of such persons is any longer competing with the Company.

                 (ii) If the issue of a Stockholder does not share the same home as a Stockholder, then such Stockholder, his or her spouse, their non-competing issue and their Qualified Private Foundations shall not be disqualified from participating in a Family Vote solely by reason of the fact that such issue is a Competitor. If issue of a Stockholder would otherwise be eligible to participate in a Family Vote and such issue are not competing with the Company, such issue, their spouses, children and Qualified Private Foundations shall not be disqualified from participating in such Family Vote solely by reason of the fact that such issue's parents or siblings, or the spouses or issue of such siblings, is a Competitor.

                 (iii)  Even if one or more of the exceptions set forth in
Section 6.2 are applicable to a Competitor, such Competitor shall not be entitled to participate in any Family Vote, and any Class B Shares that he or she would otherwise be entitled to vote shall be excluded from the computation of voting power in such Family Vote as if such Class B Shares were not issued and outstanding, if Class B Stockholders then holding sixty-five percent (65%) or more of the voting power of the Class B Shares (excluding for the purposes of such computation the Class B Shares which such Competitor and the members of his or her Family are entitled to vote) determine that it would be a conflict of interest for such Competitor to participate in such Family Vote.

                 (iv) The provisions of subparagraphs (i) and (ii) of this paragraph (b) limiting the right of any Class B Stockholder to vote Class B Shares may be waived from time to time with the prior consent of Class B Stockholders then holding eighty percent (80%) or more of the voting power of the Class B Shares (excluding for the purposes of such computation the Class B Shares which the Class B Stockholder whose right to vote is limited hereby, his or her Family and their Qualified Private Foundations).

         (c) After February 28, 2002, any Class B Shares which Gerry, Lilo or their Qualified Private Foundations are entitled to vote shall be excluded from the computation of voting power in all Family Votes as if such Class B Shares were not issued and outstanding.

         (d) Except as expressly provided herein, nothing contained in this Section shall be construed to exclude any Class B Stockholder entitled to vote Class B Shares from (i) participating in any meeting of the stockholders of the Company or consenting in writing to any action taken without a meeting of stockholders or (ii) casting thereat or therein such number of votes per Class B Share as the Company's Certificate of Incorporation, as amended or restated from time to time, may provide, provided however, that no Common Stock owned by a Class B Stockholder shall be voted in a manner inconsistent with the decisions or determinations made by the Class B Stockholders in any Family Votes taken pursuant to this Agreement.

         Section 5.3.  Voting by Persons Other than Record Owner of Class B
Shares.

         (a) In the event of the incapacity of a Stockholder, the Class B Shares which such Stockholder is entitled to vote shall be voted in all Family Votes as follows, unless such Stockholder has otherwise provided in writing:

                 (i) In the event of the incapacity of either Gerry or Lilo prior to March 1, 2002, their Class B Shares shall be voted by the non-incapacitated spouse, if living. In the event of the incapacity of both Gerry and Lilo prior to March 1, 2002, they shall be deemed to abstain from voting any Class B Shares which they are entitled to vote.

                 (ii) In the event of the incapacity of a Sibling Stockholder, the Class B Shares which such Sibling Stockholder is entitled to vote shall be voted by such Sibling Stockholder's spouse, provided he or she is then qualified to vote. If such spouse is not qualified, or if qualified subsequently dies, resigns or becomes incapacitated, then such spouse shall be succeeded by such Sibling Stockholder's issue who are then age twenty-seven
(27) or older, provided they are then qualified to vote; and provided further that if more than one issue of such Sibling Stockholder is then age twenty-seven (27) or older, or subsequently becomes age twenty-seven (27), then each such issue (provided they are then qualified to vote) shall vote an equal number of such Class B Shares. At a time when such Sibling Stockholder has no surviving or qualified spouse or issue age twenty-seven (27) or older, such Class B Shares shall be voted by each other Sibling Stockholder's Group in proportion to its then respective voting power. To the extent determinable, such Class B Shares shall be voted in the manner that such incapacitated Sibling Stockholder would have voted such Class B Shares.

         (b) In the event of the death of a Sibling Stockholder, the Class B Shares of such

Deceased Stockholder shall be voted in all Family Votes by the following persons, provided they are otherwise qualified to vote, unless such Stockholder has designated in writing that they be voted by another person otherwise qualified to vote:

                 (i) to the extent that such Class B Shares are bequeathed to the spouse of such Deceased Stockholder, such spouse shall be entitled to vote such Class B Shares or direct their voting by the Deceased Stockholder's Representative;

                 (ii) to the extent that such Class B Shares are bequeathed to the issue of such Deceased Stockholder, each of such issue who is age twenty-seven (27) or older shall be entitled to vote his or her Class B Shares or direct their voting by the Sibling Stockholder's Representative; provided that, until such issue has reached the age of twenty-seven (27), the spouse of such Deceased Stockholder, if living, shall be entitled to vote such Class B Shares or direct their voting by the Deceased Stockholder's Representative, or if such spouse is not living, each of the other Sibling Stockholder's Groups in proportion to its then respective voting power shall be entitled to vote such Class B Shares or direct their voting by the Deceased Stockholder's Representative;

                 (iii) to the extent that such Class B Shares are bequeathed to a Permitted Transferee that is a trust, corporation or partnership or to a Qualified Private Foundation, the trustees, directors or partners thereof, as the case may be, shall be entitled to vote such Class B Shares or direct their voting by the Deceased Stockholder's Representative, subject to the limitations set forth in Section 5.2(a);

                 (iv) to the extent that such Class B Shares are bequeathed to another Sibling Stockholder, his or her spouse or issue, each such persons, if then qualified shall be entitled to vote such Class B Shares or direct their voting by the Deceased Stockholder's Representative, subject to the limitations set forth in Section 5.2(a); and

                 (v) to the extent that such Class B Shares are bequeathed to the issue of a Sibling Stockholder, each of such issue who is age twenty-seven
(27) or older shall be entitled to vote his or her Class B Shares or direct their voting by the Deceased Stockholder's Representative; provided that, until such issue has reached the age of twenty-seven (27), each of the Sibling Stockholder's Groups in proportion to its then respective voting power shall be entitled to vote such Class B Shares or direct their voting by the Deceased Stockholder's Representative.

         (c) If, as a result of or following a legal separation or divorce, the spouse or former spouse of a Sibling Stockholder holds an ownership interest in any Class B Shares and/or the right to vote such Class B Shares, then and in that event, unless such spouse or former spouse transfers the right to vote such Class B Shares in all Family Votes to either Gerry or Lilo, such Sibling Stockholder or such Sibling Stockholder's issue (who are then qualified to vote Class B Shares) (hereinafter the "Designated Voting Group"), all voting rights of such spouse or former spouse with respect to such Class B Shares shall be suspended, and such Class B

Shares shall neither participate nor be included for purposes of determining the vote cast with respect to any action, matter or transaction requiring a Family Vote, until such time as such Class B Shares are owned and/or voted exclusively by one or more persons in the Designated Voting Group. If the ownership of any such Class B Shares is transferred by a legally separated or divorced spouse or former spouse to a third party who is neither a Permitted Transferee nor Qualified Private Foundation and such Class B Shares are no longer subject to reacquisition by any Stockholders or their Families or Qualified Private Foundations, then and in that event such Class B Shares shall be converted into Class A Shares effective as of the date of such transfer.

         (d) If subsequent to the death of a Sibling Stockholder his or her spouse remarries or becomes incapacitated, then and in that event the vote of any Class B Shares which he or she then owns and/or has the right to vote in any Family Vote shall be suspended, and such Class B Shares shall neither participate nor be included for purposes of determining the vote cast with respect to any action, matter or transaction requiring a Family Vote until such time as such Class B Shares are either owned by and/or voted exclusively by one or more persons in the Designated Voting Class. If the ownership of any such Class B Shares are transferred by the incapacitated or remarried spouse to a third party who is neither a Permitted Transferee nor a Qualified Private Foundation and such Class B Shares are no longer subject to reacquisition by any Stockholders or their Families or Qualified Private Foundations, then and in that event such Class B Shares shall be converted into Class A Shares effective as of the date of such transfer.

         (e) With respect to a Qualified Private Foundation which a Sibling Stockholder or a member of a Sibling Stockholder's Family has caused to be established, the trustees, directors or managers, as the case may be, of such Qualified Private Foundation shall cause the Class B Shares transferred thereto by such Sibling Stockholder or Family to be voted in any Family Vote by either the Sibling Stockholder, his or her spouse or issue, or Gerry or Lilo, and if there be no such persons to each Sibling Stockholder's Group in proportion to its then respective voting power , subject to the limitations set forth in
Section 5.2(a).

         (f) With respect to a Qualified Private Foundation which Gerry or Lilo has caused to be established, the trustees, directors or managers, as the case may be, of such Qualified Private Foundation shall cause the Class B Shares transferred thereto by either Gerry or Lilo to be voted in any Family Vote by either Gerry or Lilo. Where neither Gerry nor Lilo is authorized to vote Class B Shares transferred by either of them to such Qualified Private Foundation, the trustees, directors or managers of such Qualified Private Foundation shall cause such Class B Shares to be voted by the Sibling Stockholders (or if a Sibling Stockholder is not then living or is incapacitated, by such Sibling Stockholder's Family) in






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
proportion to the respective voting power of the Class B Shares held by each such Sibling Stockholder's Group.

ARTICLE VI

RIGHT AND OBLIGATIONS OF A CLASS B STOCKHOLDER
COMPETING WITH THE COMPANY

         Section 6.1. Competition. In the event a Stockholder, his or her spouse, or a child or grandchild who shares the same home as such Stockholder engages directly or indirectly, whether as a proprietor, partner, stockholder, director, officer, employee, consultant, lender, guarantor or otherwise, in any activity or business which the Board, in its reasonable judgment determines to be materially competitive with an activity or business in which the Company or any of its affiliates is then engaged, then and in that event neither such Stockholder (a "Competing Stockholder") nor his or her spouse nor any child or grandchild who shares the same home as such Competing Stockholder shall be eligible to serve either as an employee, officer or director of the Company or any of its affiliates, and, in addition, neither such Competing Stockholder nor his or her spouse nor any child or grandchild who shares the same home as such Competing Stockholder nor any Qualified Private Foundation of any of them shall be entitled to attend any meetings of the Board, or receive any information, financial or otherwise, relating to or concerning the business and affairs of the Company and/or of its affiliates, except as may be required by law.

         Section 6.2.  Exceptions.  Notwithstanding the provisions of Section
6.1 above, no activity or business of a Stockholder or the spouse, child or grandchild of such Stockholder who shares the same home as such Stockholder, shall be deemed to be competitive hereunder if such person was engaged in such activity or business prior to the commencement of such activity or business by the Company or any affiliate thereof, provided however that such person may not serve as a Director of the Company unless (i) persons and entities owning eighty percent (80%) or more of the Class B Shares, excluding for purposes of this computation, the Class B Shares owned by such Competing Stockholder, his or her spouse or any child or grandchild who shares the same home of such Competing Stockholder nor any Qualified Private Foundation of any one of them, determine that such Competing Stockholder may serve as a Director and (ii) the Board shall have received an opinion from legal counsel to the Company, in form and substance satisfactory to the Board, that permitting such Competing Stockholder to serve as a Director will not subject the Directors to any legal liability. In the event such Competing Stockholder is permitted to serve as a Director, he or she shall not participate in any discussions or meetings, or be given any information or be permitted to vote with respect to any matter, action or transaction, which






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
the Board in its absolute discretion believes would create the appearance of impropriety or otherwise result in a conflict of interest. Further, the ownership of an equity interest in the securities of an entity engaged in activities or businesses competitive with those of the Company or any affiliate thereof and which is listed on a recognized securities exchange or traded in the national over-the-counter market shall not be deemed to be competitive hereunder if such equity interest is less than one percent (1%) of the equity of such entity and the fair market value of such equity interest in the aggregate was less than $500,000, determined as of the date or dates of any such purchase or purchases.

         Section 6.3. Procedure. In the event the Board is informed or otherwise has reason to believe that a Stockholder, his or her spouse, or a child or grandchild sharing the same home as such Stockholder, is engaging in conduct which is materially competitive with an activity or business in which the Company or any of its affiliates is engaged, then and in that event the Company shall give such person ten (10) Business Days' (as hereinafter defined) prior notice in writing, specifying the conduct or activity which the Board deems to be materially competitive. During said ten (10) business-day period such person may (i) either cure such conduct or activity or (ii) contest in writing the determination of the Board, and if the parties cannot resolve the dispute, the dispute shall be submitted to binding arbitration, as hereinafter provided in Article IX.

ARTICLE VII
FUTURE CHANGES IN CAPITAL STRUCTURE

         All references in this Agreement to numbers of shares shall be deemed adjusted as appropriate to reflect any stock splits, reverse stock splits, stock dividends or other changes in the Company's capital structure that may occur after the date hereof. If the Company hereafter declares a dividend payable in, or subdivides or combines, shares of its Common Stock, or if the Company engages in a recapitalization, reorganization, merger, consolidation, split-up, transfer of assets, combination or exchange of shares of Common Stock, or if any other event shall occur which in the judgment of the Board calls for action by way of adjusting the number of shares of its Common Stock, the Company shall forthwith take such action as in the Board's judgment shall be necessary or appropriate to preserve the owners of the Common Stock's rights with respect to the Common Stock substantially proportionate to their rights existing prior to such event. Nothing in this Agreement is intended to preserve a Stockholder's equity interest in the Company against dilution resulting from the issuance of securities by the Company in the future.

ARTICLE VIII






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
TERM OF AGREEMENT; AMENDMENT


         Section 8.1.  Term of Agreement.

         (a) This Agreement shall become effective as of the Effective Date of the IPO. Except as provided in subparagraph (b), the initial term of this Agreement shall be twenty (20) years and shall be automatically extended for additional five (5) year periods unless terminated by Class B Stockholders then holding sixty-five percent (65%) or more of the voting power of the Class B Shares, provided that notice of termination is given no less than eight (8) months nor more than eighteen (18) months prior to the end of the initial term or any successive five (5) year term, as the case may be.

         (b) Unless otherwise terminated in accordance with subparagraph (a) above, this Agreement shall terminate at the time when all of the outstanding shares of Class B Common Stock are automatically converted into Class A Common Stock as provided for in Section 2.6.

         Section 8.2. Amendment of Agreement. The amendment of this Agreement shall require the affirmative vote of Class B Stockholders then holding eighty-five percent (85%) or more of the voting power of the Class B Shares, provided that such amendment shall not materially prejudice the economic or voting rights of any Class B Stockholder or diminish the ability of such Class B Stockholder or any member of his or her Family to serve as a Director, unless such Class B Stockholder has consented to such amendment. Any amendment which is essentially ministerial in nature and non-substantive may be made by the affirmative vote of Class B Stockholders then holding sixty-five percent (65%) or more of the voting power of the Class B Shares. To be effective and binding upon the parties, any such amendment shall be in writing and shall be signed by Class B Stockholders holding not less than the percentage of voting power of the Class B Shares required hereunder.

ARTICLE IX
RESOLUTION OF DISPUTES

         Section 9.1. Arbitration. Except as provided in Section 9.2, all controversies arising out of or relating to this Agreement or the breach hereof shall be settled by arbitration in the County of Nassau, State of New York, in accordance with the rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Any arbitration hereunder shall be before three (3) arbitrators.

         Section 9.2. Injunctive Relief. Each of the parties hereto acknowledges that the breach, or threatened breach, of any of the provisions of this Agreement by a party will cause irreparable harm to the other parties, which harm cannot be adequately or fully redressed by the payment of monetary damages. Each party acknowledges that the terms of this Agreement are reasonable under the circumstances. Accordingly, the parties hereto shall be entitled, in addition to any other right or remedy they may have at law or in equity, to an injunction enjoining or restraining any other party from any breach or threatened breach of this Agreement and/or specific performance enforcing the terms of this Agreement. Each of the parties hereto hereby waives the defense in any equitable proceeding that there is an adequate remedy at law for any such breach.

         Section 9.3. Equitable Remedies. Notwithstanding the provisions of Section 9.1, any proceeding for injunctive relief or specific performance in connection with this Agreement shall be commenced in the Supreme Court of the State of New York, County of Nassau, and each of the parties hereby accepts the exclusive jurisdiction of such Court for such purpose; provided, however, that the petitioner may commence such proceeding in such other court as may be necessary, in the petitioner's judgment, in order to more effectively or expeditiously obtain personal jurisdiction over the respondent.

ARTICLE X

MISCELLANEOUS PROVISIONS

         Section 10.1. Interpretation. To the extent feasible, the terms, conditions and provisions of this Agreement shall be interpreted in accordance with the objectives set forth in the "Preamble".

         Section 10.2. Legend on Certificate. Upon the execution of this Agreement, each certificate evidencing any of the Class B Shares held by a Stockholder, his or her Family or Qualified Private Foundations, shall be endorsed as follows:

                 The shares of stock evidenced by this certificate are subject to the restrictions of and are transferable only upon compliance with the provisions of a 1997 Leeds Family Stockholders' Agreement entered into by and among the Company and the holders of the Class B Common Stock of the Company. A copy of such Agreement is on file in the office of the Company.

         In addition, all such certificates shall bear such other legends as, in the opinion of the Company's counsel, are necessary to ensure compliance with federal and any applicable state securities laws.

         Section 10.3.  Representative and Successors in Interest.

         (a) Except as may be otherwise specifically provided in this Agreement, in the event of a person's death or incapacity, his or her Representative and/or successors in interest shall succeed to all his or her rights and obligations under this Agreement and shall be bound by all the terms and conditions hereof, and they shall be entitled to exercise such rights, and shall be required to fulfill such obligations, in the same manner and to the same extent that such person would have been so entitled or required but for his or her death or incapacity.

         (b) Except as otherwise provided herein to the contrary, this Agreement shall be binding upon, and shall inure to the benefit of, the parties and their respective heirs, legal representatives, successors and permitted assigns.

         Section 10.4. Waiver; Complete Agreement. None of the parties shall be deemed to waive any of his, her or its rights hereunder unless such waiver is in writing and signed by him, her or it. No delay or omission by any party in exercising or enforcing any right hereunder shall operate as a waiver of such rights, and a waiver on one occasion shall not be construed as a waiver of any right or remedy on any future occasion. This Agreement contains the full, final and exclusive statement of the agreement of the parties hereto and supersedes and replaces any and all prior understandings, arrangements and agreements, written or oral, among the parties relating to the Class B Common Stock (including but not limited to the 1991 Leeds Family Shareholders' Agreement and the 1997 Stockholders' Agreement), and no promises, agreements or representations with respect to the matters herein contained shall be binding upon any of the parties unless set forth herein.

         Section 10.5. Further Assurances. Each of the parties hereto, upon request of another party, shall take all such actions and execute and deliver such further instruments, documents and agreements as may be necessary or appropriate to effectuate the intent of this Agreement. At any closing of the purchase of the Selling Stockholder's Class B Shares, the Selling Stockholder shall deliver the stock certificate(s) representing the Class B Shares to be sold, which certificate(s) shall be duly endorsed for transfer in blank or have duly executed stock powers attached. At the closing, the Selling Stockholder shall also represent and warrant in writing to the Company, the Remaining Stockholders and/or the Third Party Purchaser, as the case may be, that (i) the Selling Stockholder is the owner of record of such Class B Shares; (ii) the Selling Stockholder holds such Class B Shares free and clear of all claims, liens, options, charges, encumbrances or rights of others (except for any encumbrances arising pursuant to this Agreement); (iii) the Selling Stockholder has full right, power and authority to transfer and convey such Class B Shares to the Company, the Remaining Stockholders or the Third Party Purchaser, as the case may be; and
(iv) such transfer and conveyance do not conflict with, violate or infringe any legal restriction, contract or instrument to which the Selling Stockholder is subject or by which he, she or it is bound.

         In the event a party shall not take all such actions or execute and deliver all such further instruments, documents and agreements, then and in that event the Company shall have the right to execute and deliver on such party's behalf, and such party hereby appoints the Company, and its duly authorized agents, as such party's agent and attorney-in-fact for the purpose of executing and delivering any and all other instruments, documents, agreements and other writings necessary to effectuate the terms of this Agreement. The powers of attorney herein granted, being coupled with an interest, are irrevocable and shall not be revoked by the death, dissolution or incapacity of any party hereto or for any other reason.

         Section 10.6.  Invalidity of Noncomplying Conveyances.

         (a) Any purported gift, sale, transfer, assignment, mortgage, pledge, hypothecation, or grant of a security interest in all or any of the Common Stock in violation of this Agreement shall be null and void, and the Company shall not be required to recognize any such gift, sale, transfer, assignment, mortgage, pledge, hypothecation or grant of a security interest as passing any interest in such Common Stock.

         (b) In the event of any transfer of any Common Stock by a Stockholder, his or her Representative, any successor in interest, any Permitted Transferee or Qualified Private Foundation, by operation of law (other than transfers occasioned by an individual's death) or court order, including but not limited to any foreclosure, adjudication in bankruptcy, divorce, appointment of a receiver of the assets of a holder or owner of Common Stock, or levy and execution, such owner or holder shall give immediate notice ("Immediate Notice") thereof to the Company, including in such notice the date and circumstances of such transfer and the name and address of the transferee. Each Sibling Stockholder's Group (subject to the provisions of Section 1.2(d)), or if they determine not to purchase all such Common Stock, the Company, at their option, upon giving written notice to such transferee, shall have the right to purchase such Common Stock at the closing price of the Company's stock on the date prior to the date on which such Immediate Notice is given, provided such notice of purchase is given within sixty (60) days after receipt of such Immediate Notice.

         Section 10.7. Applicable Law; Severability. THIS AGREEMENT HAS BEEN MADE AND ENTERED INTO IN THE STATE OF NEW YORK AND SHALL BE

GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS PRINCIPLES REGARDING CHOICE OR CONFLICT OF LAW. WHEREVER POSSIBLE, EACH PROVISION OF THIS AGREEMENT SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW, BUT IF ANY PROVISIONS HEREOF SHALL BE PROHIBITED BY OR INVALID UNDER ANY SUCH LAW, SUCH PROVISION SHALL BE INEFFECTIVE TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING OR NULLIFYING THE REMAINDER OF SUCH PROVISION OR ANY OTHER PROVISION OF THIS AGREEMENT.

         Section 10.8.  Certificate of Incorporation of CMP Media Inc.
Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be consistent with the provisions of the Company's Certificate of Incorporation as amended and/or restated from time to time, but if any provision of this Agreement shall be inconsistent with any provisions of such Certificate of Incorporation, the provisions of such Certificate of Incorporation shall govern.

         Section 10.9. Compliance. Notwithstanding any other provision of this Agreement no Stockholder, his or her Family, Qualified Private Foundations, or his or her Representative or agent will sell or attempt to sell any shares of Common Stock, except in accordance with all applicable federal and state securities laws, all applicable rules and regulations of the SEC, and any applicable underwriters' limitations and restrictions.

         Section 10.10.   Incapacity and/or Inability of Stockholder to Act.
In the event a person, because of his or her incapacity, is unable to act, then and in that event, any action which may be taken by such person may be taken by his or her duly authorized proxy or attorney-in-fact, provided however, that no such action may be taken by such proxy or attorney-in-fact which is inconsistent with the voting, transfer and the other terms, conditions and provisions of this Agreement.

         Section 10.11. Notices. All notices, requests, consents, designations and demands required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given (a) when personally delivered to an individual party or to an authorized officer of a corporate party, whether by messenger, courier or other person, (b) on the second Business Day after the date it is sent by certified or registered mail, return receipt requested, or (c) on the next Business Day after the date it is sent via facsimile (provided it is actually received and is not materially illegible), as follows:






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
                 If to the Company:

                          CMP Media Inc.
                          600 Community Drive
                          Manhasset, New York 11030
                          Attention:  President and Chief Executive Officer
                          Fax:  (516) 562-5718

                 with a copy to:

                          CMP Media Inc.
                          600 Community Drive
                          Manhasset, New York 11030
                          Attention: General Counsel
                          Fax:  (516) 562-7123

         If to an owner or holder of Common Stock, to the name and address set forth in Schedule 10.11 or to such person or entity at such other mail or facsimile address as such person or entity shall have last designated by notice given to the Company and the other parties in accordance herewith.

         With respect to any notice required to be given hereunder, if a party giving such notice has actual knowledge that the party to whom notice is to be given in accordance with this Agreement will not receive actual notice in a timely manner, then and in that event, the party giving such notice shall use his, her or its reasonable efforts to attempt to provide such notice in a timely manner.

         Section 10.12. Assignment. Except as expressly provided in this Agreement, no party may assign any rights or delegate any obligations or liabilities hereunder without the prior written consent of all the other parties, except that the Company may assign any of its rights and delegate any of its duties to an entity that controls, is controlled by or is under common control with the Company; provided, however, that no such assignment or delegation shall relieve the assignor from his, her or its obligations or liabilities hereunder.

         Section 10.13. Survival. This Agreement shall survive any merger, sale or other disposition of the Company provided that the Class B Stockholders then own securities having more than fifty percent (50%) of the combined voting power of any such successor entity.






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
         Section 10.14. Gender and Number. Except as otherwise indicated by the context, references herein to one gender shall include the other genders, and references herein to the plural shall include the singular.

         Section 10.15. Dates. If any date referenced in this Agreement falls on a day that is not a Business Day, the next succeeding Business Day shall be deemed substituted for such date. "Business Day" shall mean any day that the office of the Secretary of State of the State of Delaware is open for receipt of official corporate filings.

         Section 10.16. Headings. The headings herein are for convenience of reference only and shall not be considered in construing this Agreement.

         Section 10.17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed as an original and all of which shall together constitute one and the same instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]






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         IN WITNESS WHEREOF, the individual parties have executed this
Agreement, and the Company has caused this Agreement to be executed by an officer thereunto duly authorized, as of the day and year first above written.

                                               CMP MEDIA INC.


                                               By:
                                                   ----------------------------
                                                   Michael S. Leeds
                                                   President

Attest:


By:
   ----------------------------

(CORPORATE SEAL)

                                          ------------------------
                                          GERARD G. LEEDS

                                          ------------------------
                                          LILO J. LEEDS

                                          ------------------------
                                          MICHAEL S. LEEDS

                                          ------------------------
                                          RICHARD A. LEEDS

                                          ------------------------
                                          DANIEL H. LEEDS

                                          ------------------------
                                          GREG JOBIN-LEEDS

                                          ------------------------
                                          JENNIFER LEEDS






33